EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.000002 per share of Luckin Coffee Inc., a Cayman Islands exempted company whose principal executive offices is located at 28th Floor, Building T3, Haixi Jingu Plaza, 1-3 Taibei Road, Siming District, Xiamen City, Fujian, People’s Republic of China, 361008, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: September 9, 2026

Centurium Holdings Ltd.

/s/ Hui Li
Name:	Hui Li
Title:	Director

HUI LI

/s/ Hui Li
Name:	Hui Li

MUBADALA INVESTMENT COMPANY PJSC

/s/ Michael Benjamin Thorne
Name:	Michael Benjamin Thorne
Title:	Authorized Signatory

MIC INDUSTRIAL INVESTMENTS 4 RSC LTD

/s/ Hernan Daniel Pellegrini
Name:	Hernan Daniel Pellegrini
Title:	Director